As filed with the Securities and Exchange Commission on January 18, 2007
Registration No. 333-126105

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
POST EFFECTIVE NO. 1 TO THE
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
Euroweb International Corp.
(Exact name of registrant as specified in its charter)

Delaware	13-3696015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

468 North Camden Drive, Suite 256(I)
Beverly Hills, California 90210
(Address of principal executive offices) (Zip Code)
________________________________________________

2004 INCENTIVE STOCK PLAN AND NON-PLAN STOCK OPTIONS
(Full title of plan)
________________________________

Yossi Attia, Chief Executive Officer
468 North Camden Drive, Suite 256(I)
Beverly Hills, California 90210
(Name and address of agent for service)

(310) 860-5697
(Telephone number, including area code, of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Stephen Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

EXPLANATORY NOTE

Euroweb International Corp. (the “Registrant”) filed a Registration Statement on Form S-8 (No. 333-126105) (the “Registration Statement”), which was declared effective on June 24, 2005.

The prospectus included in the Registration Statement related to the resale of up to 1,300,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that were to be offered and sold from time to time by the selling stockholder named in the prospectus or to be issued in accordance with the Registrant’s 2004 Incentive Stock Plan. No shares were sold pursuant to the Registration Statement.

Pursuant to the undertaking made by the Registrant, the Registrant files this Post-Effective Amendment to the Registration Statement to deregister all 1,300,000 shares.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills in the State of California, on January 18, 2007.

Euroweb International Corp.

By:	/s/ Yossi Attia
Yossi Attia Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yossi Attia his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Yossi Attia		January 18, 2007
Yossi Attia	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Peter Szigeti		January 18, 2007
Peter Szigeti	Chief Accounting Officer (Principal Accounting and Financial Officer)

/s/ Stewart Reich		January 18, 2007
Stewart Reich	Chairman

/s/ Ilan Kenig		January 18, 2007
Ilan Kenig	Director

/s/ Gerald Schaffer		January 18, 2007
Gerald Schaffer	Director

/s/ Robin Gorelick		January 18, 2007
Robin Gorelick	Director and Secretary